HIGHLAND FUNDS I

Action by Written Consent of the Board of Trustees

The undersigned trustees of Highland Funds I (the “Trust”) hereby appoint Frank Waterhouse, Clifford Stoops, Dustin Norris and Lauren Thedford (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with or register any security issued by the Trust under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the U.S. Securities and Exchange Commission thereunder, with respect to the Registration Statement on Form N-14 as it relates to the reorganization of the Highland Long/Short Equity Fund, a series of the Trust, with and into the Highland Merger Arbitrage Fund, a separate series of the Trust, including any and all pre- and post-effective amendments and exhibits thereto and any and all documents required to be filed with respect thereto, with the U.S. Securities and Exchange Commission or any other regulatory authority. Each of the undersigned grants to each of said attorneys and agents full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and directors hereby execute this Power of Attorney as of this 20th day of December, 2019.

/s/ John Honis
John Honis, Trustee

/s/ Bryan A. ward
Bryan A. Ward, Trustee

/s/ Dr. Bob Froehlich
Dr. Bob Froehlich, Trustee

/s/ Ethan Powell
Ethan Powell, Trustee

/s/ Dustin Norris
Dustin Norris, Trustee